As filed with the Securities and Exchange Commission on July 8, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROTECTIVE LIFE CORPORATION	Delaware	95-2492236
PLC CAPITAL TRUST VI	Delaware	45-6138505
PLC CAPITAL TRUST VII	Delaware	20-6382897
PLC CAPITAL TRUST VIII	Delaware	20-6382915
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223

(205) 268-1000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

c/o DEBORAH J. LONG, ESQ.

Executive Vice President, Secretary and General Counsel

Protective Life Corporation

2801 Highway 280 South

Birmingham, Alabama 35223

(205) 268-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy W. Gregg, Esq.

Andrew S. Nix, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

2400 Regions/Harbert Plaza

Birmingham, AL 35203

(205) 254-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the Registrants.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee (1)(2)(3)
Debt Securities of Protective Life Corporation (4)(5)
Preferred Stock of Protective Life Corporation (5)
Common Stock of Protective Life Corporation (5)
Depositary Shares of Protective Life Corporation (6)
Warrants of Protective Life Corporation (7)
Stock Purchase Contracts of Protective Life Corporation (8)
Trust Preferred Securities of PLC Capital Trust VI
Trust Preferred Securities of PLC Capital Trust VII
Trust Preferred Securities of PLC Capital Trust VIII
Guarantees and back-up undertakings by Protective Life Corporation with respect to the Trust Preferred Securities of the PLC Capital Trusts (9)
Units (10)

(1)                                      An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)                                      In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fee.

(3)                                      This registration statement also covers an indeterminate number of debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants, stock purchase contracts and units of Protective Life Corporation and trust preferred securities of the PLC Capital Trusts and the related guarantees of Protective Life Corporation that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.

(4)                                      Includes subordinated debentures which may be purchased by the PLC Capital Trusts with the proceeds of the sale of trust preferred securities. Any such subordinated debentures may later be distributed to the holders of trust preferred securities upon the occurrence of certain events.

(5)                                      Includes such indeterminate number of shares of common stock and preferred stock, and indeterminate principal amount and number of debt securities, as may be issued upon conversion, exchange or settlement of any securities registered hereunder to the extent any such securities are, by their terms, convertible into, exchangeable for or settled for common stock, preferred stock or debt securities.

(6)                                      Includes depositary shares evidenced by depositary receipts issuable in the event that Protective Life Corporation elects to offer fractional interests in debt securities or shares of common or preferred stock registered hereby, upon the exercise of warrants or delivery upon settlement of purchase contracts.

(7)                                      Warrants may represent rights to purchase debt securities, preferred stock, common stock or other securities registered hereunder.  Warrants may be sold separately or with debt securities, preferred stock, common stock or other securities registered hereunder.

(8)                                      Includes stock purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms convertible into or exchangeable for stock purchase contracts. Each stock purchase contract obligates Protective Life Corporation to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock or preferred stock or depositary shares issuable upon settlement of the stock purchase contracts issued by Protective Life Corporation.

(9)                                      Includes the rights of holders of the trust preferred securities under the guarantees and back-up undertakings, consisting of obligations of Protective Life Corporation, as set forth in the applicable Amended and Restated Declaration of Trust (including the obligation to pay expenses of the applicable PLC Capital Trust), the Subordinated Indenture and any applicable supplemental indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for the guarantees or back-up undertakings. In accordance with Rule 457(n) under the Securities Act, no separate registration fee will be paid for the guarantees or back-up undertakings.

(10)                                  Each unit will be issued under a unit agreement or other document and will represent an interest in two or more debt securities, warrants, purchase contracts, shares of preferred stock, shares of common stock, depositary shares or trust preferred securities, in any combination, which may or may not be separable from one another.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

PROSPECTUS

Protective Life Corporation

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

PLC Capital Trust VI

PLC Capital Trust VII

PLC Capital Trust VIII

Preferred Securities

Guaranteed as Described in this Prospectus and the Accompanying Prospectus Supplement by

Protective Life Corporation

Protective Life Corporation, or any of the trusts named above, may offer from time to time the securities described in this prospectus, separately or together in any combination, at prices and on other terms to be determined at the time of the offering. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities we offer in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. A prospectus supplement may also add to, change, update or clarify information contained in this prospectus.

This prospectus may not be used to consummate sales of any securities unless it is accompanied by a prospectus supplement.

Protective Life Corporation’s common stock is listed on the New York Stock Exchange under the trading symbol “PL”. Unless stated otherwise in a prospectus supplement, the securities offered hereby will not be listed on a national securities exchange.

Protective Life Corporation or the trusts may offer securities through one or more agents, underwriters, dealers or other third parties, or directly to one or more purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in our securities or the securities of the trusts involves risks. We urge you to read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of the factors you should consider before deciding to invest in any securities offered by this prospectus.  See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2014.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 utilizing an automatic shelf registration process. By using a shelf registration statement, we, and in the case of an offering of trust preferred securities, the trusts, may sell any combination of the securities described in this prospectus from time to time, in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Protective Life Corporation and the trusts. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement to this prospectus that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update, change or clarify information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of the prospectus. Information we file later with the SEC will automatically update and supersede the information in the prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “Protective,” “we,” “us” and “our” or similar terms are to Protective Life Corporation and its subsidiaries. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “trusts” or the “PLC Capital Trusts” are to PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, collectively, and, references to a “trust” or a “PLC Capital Trust” are to PLC Capital Trust VI, PLC Capital Trust VII or PLC Capital Trust VIII, individually.

RISK FACTORS

Investing in our securities and the trust preferred securities of the trusts involves risks. Before deciding to purchase any of our securities or the trust preferred securities, you should carefully consider the discussion of the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.  The operating results of companies in the insurance industry have historically been subject to significant fluctuations. The factors which could affect the Company’s future results include, but are not limited to, general economic conditions and the known trends and uncertainties which are described in the foregoing documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and the information incorporated by reference in this prospectus and any applicable prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “plans,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “projects,” “should,” “will,” “will likely result,” or the negative of those terms or other similar expressions. All statements that reflect Protective’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance, and statements regarding Protective’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Accordingly, you should not place undue reliance on such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

For information on some of the factors that could cause actual results to differ materially from those in forward-looking statements, see the section entitled “Risk Factors” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Protective is subject to the informational requirements of the Exchange Act, and in compliance with such laws Protective files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.protective.com. However, the information on our Internet web site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below:

•                  Protective’s Annual Report on Form 10-K for the year ended December 31, 2013, including those portions of our Definitive Proxy Statement on Schedule 14A filed on April 9, 2014 that are specifically incorporated by reference into such Form 10-K;

•                  Protective’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2014;

•                  Protective’s Current Reports on Form 8-K filed with the SEC on May 12, June 4, June 5, June 26 and July 2, 2014; and

•                  The description of Protective’s common stock contained in Exhibit 99 to Protective’s Current Report on Form 8-K filed with the SEC on June 29, 2011, including any amendment or report filed for the purpose of updating such description.

This prospectus also incorporates by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering under this prospectus. These documents contain important information about Protective and its finances. Unless specifically stated in a prospectus supplement, we are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus to be modified or superseded to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or the information incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the document from which such information is incorporated.

You may obtain a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address or telephone number or visiting our website:

Protective Life Corporation

P. O. Box 2606

Birmingham, Alabama 35202

Attention: Investor Relations

Tel: (205) 268-1000

Fax: (205) 268-3023

www.protective.com

PROTECTIVE LIFE CORPORATION

Protective is a Delaware corporation incorporated in 1981. We are a holding company, whose subsidiaries provide financial services primarily in the United States through the production, distribution, and administration of insurance and investment products. Protective Life Insurance Company, founded in 1907, is our largest operating subsidiary. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and our telephone number is (205) 268-1000.

THE PLC CAPITAL TRUSTS

Protective created PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, Delaware statutory trusts, pursuant to three separate declarations of trust that were executed by Protective, as sponsor of the trusts, and the trustees of the trusts.  We have filed a form of amended and restated declaration of trust for each trust as an exhibit to the registration statement of which this prospectus is a part.

Each trust exists solely to:

•                  issue and sell to the public its preferred securities, representing undivided beneficial interests in the assets of each trust;

•                  issue and sell to us common securities, representing undivided beneficial interests in the assets of each trust;

•                  use the gross proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of Protective’s subordinated debt securities;

•                  distribute the cash payments it receives from the corresponding subordinated debt securities it owns to you and the other holders of preferred securities and us, as holder of the common securities; and

•                  engage in those other activities necessary or incidental to these purposes.

Any debt securities we sell to a trust will be the sole assets of the trust, and, accordingly, payments under the debt securities will be the sole revenues of such trust.

All of the common securities of each trust will be directly or indirectly owned by Protective. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The preferred securities of each trust will represent the remaining 97% of such trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Protective defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

The preferred securities of each trust will be guaranteed by Protective as described later in this prospectus.

Each trust has a term of approximately 55 years, but may earlier terminate as provided in its declaration. Each trust’s business and affairs will be conducted by the trustees appointed by Protective, as the direct or indirect holder of all the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The duties and obligations of the trustees shall be governed by the declaration of trust for such trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with Protective. One trustee of each trust will be a financial institution which will be unaffiliated with Protective and which shall act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

Protective will pay all fees and expenses related to the trusts and the offering of preferred securities and common securities, the payment of which will be guaranteed by Protective. The office of the Delaware trustee for each PLC Capital Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Global Capital Markets. Each trust’s offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and each trust’s telephone number is (205) 268-1000.

The trusts will not have separate financial statements. The statements would not be material to holders of the trust preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons summarized above.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, we intend to use the net proceeds from any sale of our securities offered by this prospectus for general corporate purposes. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. Except as otherwise described in a prospectus supplement, the trusts will use the proceeds from the sale of any preferred securities, together with any capital contributed in respect of common securities, to invest in Protective’s subordinated debt securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

CONSOLIDATED EARNINGS RATIOS

The following table sets forth, for the years and periods indicated, Protective’s ratios of:

•                  consolidated earnings to fixed charges; and

•                  consolidated earnings to fixed charges before interest credited on investment products.

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Consolidated Earnings to Fixed Charges(1)	1.5x	1.4x	1.6x	1.4x	1.4x	1.3x	1.3x
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products(2)	3.9x	3.7x	4.4x	3.8x	3.9x	3.2x	4.3x

(1)                                 Protective calculates the ratio of “Consolidated Earnings to Fixed Charges” by dividing the sum of income (loss) from continuing operations before income tax (BT), interest expense (which includes an estimate of the interest component of operating lease expense) (I) and interest credited on investment products (IP) by the sum of interest expense (I) and interest credited on investment products (IP). The formula for this ratio is: (BT+I+IP)/(I+IP). Protective continues to sell investment products that credit interest to the contractholder. Investment products include products such as guaranteed investment contracts, annuities, and variable universal life interest credited insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increase in earnings.

(2)                                 Protective calculates the ratio of “Consolidated Earnings (Losses) to Fixed Charges Before Interest Credited on Investment Products” by dividing the sum of income (loss) from continuing operations before income tax (BT) and interest expense (I) by interest expense (I). The formula for this calculation, therefore, would be: (BT+I)/I.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units that Protective may sell from time to time, and the trust preferred securities guaranteed by Protective that the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security being offered.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities.  We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations.  The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under the senior indenture, dated as of June 1, 1994, between Protective and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented to date by:

•                  Supplemental Indenture No. 1, dated as of July 1, 1994;

•                  Supplemental Indenture No. 2, dated as of August 1, 1996;

•                  Supplemental Indenture No. 3, dated as of September 15, 1996;

•                  Supplemental Indenture No. 4, dated as of November 15, 1996;

•                  Supplemental Indenture No. 5, dated as of December 1, 1996;

•                  Supplemental Indenture No. 6, dated as of March 20, 2000;

•                  Supplemental Indenture No. 7, dated as of December 14, 2000;

•                  Supplemental Indenture No. 8, dated as of February 28, 2001;

•                  Supplemental Indenture No. 9, dated as of May 23, 2003;

•                  Supplemental Indenture No. 10, dated as of October 21, 2004;

•                  Supplemental Indenture No. 11, dated as of December 11, 2007;

•                  Supplemental Indenture No. 12, dated as of October 9, 2009;

•                  Supplemental Indenture No. 13, dated as of October 9, 2009; and

•                  Supplemental Indenture No. 14, dated as of October 9, 2009.

We will issue the subordinated debt securities under the subordinated indenture, dated as of June 1, 1994, between Protective and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented to date by:

•                  Supplemental Indenture No. 1, dated as of June 9, 1994;

•                  Supplemental Indenture No. 2, dated as of August 1, 1994;

•                  Supplemental Indenture No. 3, dated as of April 29, 1997;

•                  Supplemental Indenture No. 4, dated as of November 20, 1997;

•                  Supplemental Indenture No. 5, dated as of August 22, 2001;

•                  Supplemental Indenture No. 6, dated as of September 25, 2002;

•                  Supplemental Indenture No. 7, dated as of January 27, 2004;

•                  Supplemental Indenture No. 8, dated as of July 3, 2006;

•                  Supplemental Indenture No. 9, dated as of May 18, 2012; and

•                  Supplemental Indenture No. 10, dated as of August 20, 2012.

The following description of the terms of the debt securities and the indentures is a summary.  It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in the debt securities.  You should keep in mind, however, that it is the indentures themselves, and not this summary, which define your rights as a debt holder.  There may be additional provisions in the applicable indenture which are not important to you.  You should read the indentures for a full description of all the terms of the debt.  The senior indenture and subordinated indenture, as well as the supplemental indentures thereto entered into prior to the date of this prospectus, have been filed as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

General

The debt securities will be unsecured obligations of Protective. The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of Protective. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all present and future senior indebtedness of Protective. See “Subordination under the Subordinated Indenture.” The indentures do not limit the aggregate amount of debt securities which may be issued. Except as otherwise provided in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective or any of Protective’s subsidiaries.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, including, but not limited to:

•                  the title;

•                  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding as of the most recent date;

•                  any limit upon the amount that may be issued;

•                  the date or dates on which the principal of and premium, if any, will mature or the method of determining such date or dates;

•                  the interest rate or rates, which may be fixed or variable, if any, or the method of calculating such rate or rates;

•                  the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

•                  the date or dates on which interest, if any, will be payable and the record date or dates for such payment;

•                  the place or places where principal of, premium, if any, and interest, if any, will be payable;

•                  the period(s) within which, the price(s) at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at the option of Protective;

•                  any mandatory or optional sinking fund provisions or any provisions or obligations for redeeming or retiring the securities and other related terms and provisions;

•                  the denominations in which such debt securities are authorized to be issued;

•                  the currency or currency unit for which debt securities may be purchased or in which debt securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such debt securities will be payable and whether Protective or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•                  if the amount of principal of, or any premium or interest on, any of such debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•                  if other than the full principal amount, the portion of the principal amount of such debt securities which will be payable upon the acceleration of maturity or the method by which such portion shall be determined;

•                  if the principal amount payable at the stated maturity of any of such debt securities cannot be determined as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•                  the person to whom any interest on any such debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

•                  any addition to, or modification or deletion of, any event of default or any covenant of Protective specified in the indenture with respect to such debt securities;

•                  the application, if any, of such means of defeasance or covenant defeasance as may be specified for such debt securities;

•                  whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities;

•                  in the case of the subordinated indenture, the terms, if any, upon which the holders may convert or exchange such debt securities into or for common stock of Protective or other securities or property; and

•                  any other terms not inconsistent with the terms of the indentures pertaining to such debt securities. (Section 3.1 of each indenture.)

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where debt securities of any series are issued in bearer form, the prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, which apply to any such debt securities and to payment on and transfer and exchange of such debt securities. Bearer debt securities will be transferable by delivery. (Section 3.5 of each indenture.)

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the prospectus supplement will set forth the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies.

If any index is used to determine the amount of principal payments, premium, if any, or interest on any series of debt securities, the prospectus supplement will describe the special federal income tax, accounting and other considerations applicable.

The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Protective that may adversely affect holders of the debt securities.

Payment, Registration, Transfer and Exchange

Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of Protective maintained for that purpose as Protective may designate from time to time. Protective may also make interest payments, if any, on debt securities in registered form:

•                  by checks mailed to the holders of debt securities at their registered addresses; or

•                  by wire transfer to an account maintained by the holder as specified in the register. (Sections 3.7(a) and 9.2 of each indenture.)

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each indenture.)

Payment on debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States appointed by Protective from time to time. The prospectus supplement will name the initial paying agents outside the United States for a series of debt securities. Protective may at any time designate additional paying agents or rescind the designation of any paying agents. However, if debt securities of a series are issuable as registered securities, Protective will be required to maintain at least one paying agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, Protective will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any coupons may be presented and surrendered for payment. (Section 9.2 of each indenture.)

All moneys paid by Protective to the debt trustees or a paying agent for the payment of the principal of, or any premium or interest on, any debt security which remain unclaimed at the end of two years will be repaid to Protective. The holder of a debt security may look only to Protective for payment after such time. (Section 9.3 of each indenture.)

Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency Protective designates from time to time. (Sections 3.5 and 9.2 of each indenture.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each indenture.)

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository which will be named in the applicable prospectus supplement. In such a case, one or more global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global debt security or securities. (Section 3.3 of each indenture.) Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global debt security may not be transferred or exchanged except (1) as a whole among the depository for such global debt security and its nominee and/or their successors and (2) in the circumstances described in the applicable prospectus supplement. (Section 3.5 of each indenture.)

The applicable prospectus supplement will describe the specific terms of the depository arrangement with respect to any portion of a series of debt securities to be listed in global form. Protective expects that the following provisions will apply to depository arrangements.

Upon the issuance of any global debt security, and the deposit of such global debt security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of institutions that have accounts with the depository or its nominee. These institutions are referred to as “participants.” The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by Protective, if such debt securities are offered and sold directly by Protective. Only participants or persons that hold interests through participants may have beneficial ownership interests in a global debt security. The depository or its nominee will maintain records of the ownership of beneficial interests held by participants. Participants will maintain records of the beneficial ownership interests of persons that hold through them. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The above limitations and such laws may impair the ability to transfer beneficial interests in such global debt securities.

So long as the depository, or its nominee, is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities for all purposes under each indenture. (Section 3.8 of each indenture.) Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in a global debt security will not be entitled to have debt securities of the series represented by such global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders for any purposes under the relevant indenture. (Section 3.5 of each indenture.)

Each person owning a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant indenture. The depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. Protective understands that, under existing industry practices, if Protective requests any action of holders or any owner of a beneficial interest in a global debt security desires to give any notice or take any action a holder is entitled to give or take under the relevant indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a global debt security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the registered owner of such global debt security.

Protective expects that the depository for any debt securities issued in global form, will immediately credit participants’ accounts with payments of principal, premium or interest, in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. Protective also expects that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depository from time to time. None of Protective, the respective debt trustee or any agent of Protective or the respective debt trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each indenture.)

Unless otherwise specified in the applicable prospectus supplement, if the depository for any debt securities issued in global form notifies Protective that it is unwilling or unable to continue as depository and a successor depository is not appointed by Protective within 90 days, Protective will issue such debt securities in definitive certificated form in exchange for such global debt security. In addition, Protective may at any time and in its sole discretion determine not to have any of the debt securities of a series issued in global form and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the global debt securities representing such debt securities. (Section 3.5 of each indenture.)

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Section 3.4 of each indenture.) The applicable prospectus supplement will describe the specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities.

Consolidation, Merger or Sale by Protective

Under the terms of each indenture, we are prohibited from consolidating with or merging into any other corporation or from selling all or substantially all of our assets, unless:

•                  the corporation formed by such consolidation or into which Protective is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of our obligations under each indenture;

•                  immediately after giving effect to such transaction, no default or event of default shall have happened and be continuing; and

•                  if, as a result of such transaction, properties or assets of Protective would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the debt securities of any series, Protective or its successor shall take steps necessary to secure such debt securities equally and ratably with all indebtedness secured thereby.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective is merged or to which such sale is made, shall succeed to and be substituted for Protective under each indenture. (Section 7.1 of each indenture.)

Events of Default, Notice and Certain Rights on Default

Each indenture provides that, if an event of default occurs with respect to the debt securities of any series and is continuing, the trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to Protective, and to the trustee for such series, if notice is given by such holders of debt securities, may declare the principal of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount specified in the prospectus supplement, and accrued interest on all the debt securities of that series to be due and payable. However, with respect to any debt securities, including subordinated debt securities, issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article 12 of the subordinated indenture. (Section 5.2 of each indenture.)

The following are events of default with respect to debt securities unless otherwise provided in a prospectus supplement relating to the debt securities of a particular series:

•                  default for 30 days in payment of any interest on any debt security of that series or any applicable coupon or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

•                  default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

•                  default for 60 days after notice to Protective by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in Protective’s compliance with any of its agreements or covenants in the indenture or in any supplemental indenture or board resolutions referred to therein under which the debt securities of that series may have been issued;

•                  a default in payment of any portion of the principal when due or payable on any indebtedness of Protective for borrowed money having an aggregate principal amount then outstanding of at least $25,000,000 (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective for borrowed money where the aggregate principal amount so accelerated equals or exceeds $25,000,000 and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective by the respective trustee or to Protective and the respective trustee by the holders of 25% in aggregate principal amount of the notes then outstanding; provided that if such event of default under any indebtedness is remedied or cured by Protective or waived by the holders of such indebtedness, then the event of default under the respective indenture shall be deemed remedied, cured or waived; and

•                  certain events of bankruptcy, insolvency or reorganization of Protective or Protective Life Insurance Company. (Section 5.1 of each indenture.)

Events of default with respect to a specified series of debt securities may be added to the indenture and will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1 (7) of each indenture.)

Each indenture provides that the respective trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless such default has been cured or waived. However, except in the case of a default in payment on the debt securities of that series, the respective trustee may withhold the notice if and so long as the Board of Directors of Protective, the executive committee thereof or a committee of its responsible officers in good faith determines that withholding such notice is in the interests of the holders of the debt securities of that series. (Section 6.6 of each indenture.) “Default” means any event which is, or after notice or passage of time or both, would be, an event of default. (Section 1.1 of each indenture.)

Each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. (Section 5.8 of each indenture.)

Each indenture includes a covenant that Protective will file annually with the respective trustee a certificate as to Protective’s compliance with all conditions and covenants of such indenture. (Section 9.6 of each indenture.)

The holders of a majority in aggregate principal amount of any series of debt securities by written notice to the trustee for such series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security. (Section 5.7 of each indenture.)

Modification of the Indentures

Each indenture contains provisions permitting Protective and the respective debt trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order:

•                  to evidence the succession of another corporation to Protective and the assumption of the covenants of Protective by a successor to Protective;

•                  to add to the covenants of Protective or surrender any right or power of Protective;

•                  to add additional events of default with respect to any series of debt securities;

•                  to add or change any provisions to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form;

•                  to change or eliminate any provision affecting only debt securities not yet issued;

•                  to secure the debt securities;

•                  to establish the form or terms of debt securities;

•                  to evidence and provide for successor debt trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•                  if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

•                  to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such indenture or to cure any ambiguity or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series then outstanding; or

•                  in the case of the subordinated indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debentures of any series then outstanding (and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, not adverse to the holders of such preferred securities). (Section 8.1 of each indenture.)

Each indenture also contains provisions permitting Protective and the respective debt trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by such supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or any supplemental indenture or modifying the rights of the holders of debt securities of such series, except that, without the consent of the holder of each debt security so affected, no such supplemental indenture may:

•                  change the time for payment of principal or premium, if any, or interest on any debt security;

•                  reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which the amount of any of the foregoing is determined;

•                  reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any debt security;

•                  reduce the amount of principal payable upon acceleration of the maturity of any original issue discount or indexed security;

•                  change the currency or currency unit in which any debt security or any premium or interest thereon is payable;

•                  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•                  reduce the percentage in principal amount of the outstanding debt securities affected thereby the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•                  change the obligation of Protective to maintain an office or agency in the places and for the purposes specified in such indenture;

•                  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debentures of any series then outstanding, and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, adverse to the holders of such preferred securities; or

•                  modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each indenture.)

Subordination under the Subordinated Indenture

In the subordinated indenture, Protective has covenanted and agreed that any subordinated debt securities issued thereunder are subordinate and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. The subordinated indenture defines the term “senior indebtedness” as the principal, premium, if any, and interest on:

•                  all indebtedness of Protective, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•                  any indebtedness of others of the kinds described in the preceding clause for the payment of which Protective is responsible or liable as guarantor or otherwise; and

•                  amendments, renewals, extensions and refundings of any such indebtedness,

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities.

The senior indebtedness shall continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•                  Protective defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•                  an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Protective by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

All present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective on account of subordinated debt securities in the event of:

•                  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective, its creditors or its property;

•                  any proceeding for the liquidation, dissolution or other winding-up of Protective, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•                  any assignment by Protective for the benefit of creditors; or

•                  any other marshalling of the assets of Protective.

In any such event, payments or distributions which would otherwise be made for subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing between these creditors at that time until the senior indebtedness is paid in full. If the payments or distributions on subordinated debt securities are in the form of Protective’s securities or those of any other corporation under a plan or reorganization or adjustment and are subordinate to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities by any act or failure to act on the part of Protective.

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of Protective’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by Protective on account of senior indebtedness and not on account of subordinated debt securities.

The subordinated indenture provides that the foregoing subordination provisions, may be changed prior to the issuance of any subordinated debt securities. The prospectus supplement relating to such subordinated debt securities would describe any such change.

The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by Protective. Protective expects from time to time to incur additional indebtedness constituting senior indebtedness.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Protective may elect either:

•                  to defease and be discharged from any and all obligations with respect to the debt securities of or within any series, except as otherwise provided in the relevant indenture (“defeasance”); or

•                  to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant debt trustee (or other qualifying trustee), in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

As a condition to defeasance or covenant defeasance, Protective must deliver to the relevant debt trustee an officer’s certificate and an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. Additional conditions to defeasance include:

•                  delivery by Protective to the relevant debt trustee of an officer’s certificate to the effect that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance;

•                  no event of default with respect to such debt securities or any other debt securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy events of default, at any time on or prior to the 90th day after the date of such defeasance; and

•                  such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an “investment company” within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each indenture.)

If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality thereof, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of such series are payable. (Sections 1.1 and 3.1 of each indenture.)

In addition, with respect to the subordinated indenture, in order to be discharged:

•                  no event or condition shall exist that, pursuant to certain provisions described under “—Subordination under the Subordinated Indenture” above, would prevent Protective from making payments of principal of, and premium, if any, and interest on subordinated debt securities and applicable coupons at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date; and

•                  Protective shall deliver to the trustee under the subordinated indenture an opinion of counsel to the effect that the trust funds will not be subject to any rights of holders of senior indebtedness, and after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of Protective, then the trustee under the subordinated indenture and the holders of subordinated debt securities would be entitled to certain rights as secured creditors in such trust funds. (Section 4.6 of the subordinated indenture.)

Protective may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option. If Protective exercises its defeasance option, payment of such debt securities may not be accelerated because of an event of default. If Protective exercises its covenant defeasance option, payment of such debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Notices

Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they may appear in the register for the relevant series of debt securities. (Section 1.6 of each indenture)

Title

Protective, the debt trustee and any agent of Protective or the debt trustee may treat the person in whose name a debt security is registered as the absolute owner thereof, whether or not such debt security may be overdue, for the purpose of receiving payment and for all other purposes. (Section 3.8 of each indenture.)

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each indenture.)

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture. Protective may also maintain banking and other commercial relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., is the registrar and transfer agent for Protective’s common stock. The indentures contain certain limitations on the right of The Bank of New York Mellon Trust Company, N.A., should it become a creditor of Protective, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Bank of New York Mellon Trust Company, N.A. will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the debt securities, it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

The authorized capital stock of Protective is 164,000,000 shares, consisting of:

•                  4,000,000 shares of preferred stock, par value $1.00 per share, including 400,000 shares of preferred stock designated as Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the “Junior Preferred Stock”), of which no shares are outstanding as of the date of this prospectus; and

•                  160,000,000 shares of common stock, par value $0.50 per share, of which 78,846,898 shares were outstanding as of April 23, 2014.

In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective may, without approval of the stockholders, issue preferred stock in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include but are not limited to the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of such shares have been issued, the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to:

•                  the 1998 Restated Certificate of Incorporation of Protective; and

•                  the Amended and Restated Bylaws of Protective, as amended.

Copies of each of these documents are filed as exhibits to the registration statement which includes this prospectus.

No holders of any class of Protective’s capital stock are entitled to preemptive rights.

Common Stock

Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The holders of common stock will possess exclusive voting rights in Protective, except to the extent the Board of Directors has specified or specifies voting power with respect to any preferred stock that may be issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective, the holders of common stock are entitled to receive, after payment of all of Protective’s debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Protective. Holders of common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of common stock sold hereunder will be fully paid and nonassessable. The Bank of New York Mellon is the registrar and transfer agent for the common stock. The common stock is listed on the New York Stock Exchange under the symbol “PL.”

Preferred Stock

Protective’s Board of Directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, relative voting rights, dividend rights (including whether dividends will be cumulative), dividend rates, liquidation and other rights, preferences and limitations without any further stockholder approval. The particular terms of any series of preferred stock to be offered pursuant to this prospectus will be set forth in a prospectus supplement. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

Junior Preferred Stock

Protective’s Board of Directors authorized for issuance 400,000 shares of Junior Preferred Stock in connection with the adoption by Protective of a stockholders’ rights plan, which plan expired on August 18, 2005.  The rights plan had provided that each share of Protective’s common stock outstanding as of August 18, 1995 was entitled, under certain circumstances, to purchase shares of Junior Preferred Stock pursuant to the terms of a rights agreement. While the rights plan has expired, Protective’s Board of Directors has reserved the right to institute a rights plan in the future, which plan may include the right of holders of common stock to purchase shares of Junior Preferred Stock, if the Board of Directors determines, in the exercise of its fiduciary duties, that such action is in the best interests of the Company’s stockholders.

General.  400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by Protective’s Board of Directors. No shares of Junior Preferred Stock are outstanding as of the date of this prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of Protective’s certificate of incorporation which is filed as an exhibit to the registration statement which includes this prospectus.

Ranking.  The Junior Preferred Stock shall rank junior to all other series of Protective’s preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Dividends and Distributions.  Subject to the prior and superior rights of the holders of any share of any series of preferred stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share, rounded to the nearest cent, equal to the greater of (1) $2.50 per share ($10.00 per annum) or (2) subject to adjustment upon certain dilutive events, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

Protective shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

Voting Rights.  The holders of shares of Junior Preferred Stock shall have the following voting rights:

•                  subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective;

•                  except as otherwise provided by the certificate of designation, the certificate of incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective; and

•                  except as provided in the certificate of designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

Liquidation, Dissolution or Winding Up.  Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (1) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of common stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

Consolidation, Merger, etc.  In case Protective shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

Certain Restrictions.  Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective shall not:

•                  declare or pay dividends, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

•                  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

•                  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

•                  purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by Protective’s Board of Directors) to all holders of such shares upon such terms as Protective’s Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

Protective shall not permit any subsidiary of Protective to purchase or otherwise acquire for consideration any shares of stock of Protective unless Protective could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

Redemption.  The shares of Junior Preferred Stock are not redeemable.

Potential Anti-takeover Effect of Protective’s Restated Certificate of Incorporation and Delaware Law

The provisions of Protective’s restated certificate of incorporation and Delaware law that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Issuance of Preferred Stock.  Pursuant to the certificate of incorporation, Protective’s Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective.

Action by Written Consent.  Protective’s certificate of incorporation does not permit stockholders to take action by written consent.

Business Combinations.  Protective’s certificate of incorporation contains a “fair price” provision which generally requires that certain “business combinations” with a “related person” (generally the beneficial owner, together with affiliates and associates of such person, of at least 20 percent of Protective’s voting stock) be approved by the holders of at least 80 percent of Protective’s voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such related person, unless:

(1)                                 at least a majority of the “continuing directors” of Protective

•                                          has expressly approved in advance the acquisition of Protective’s voting stock that caused the related person involved in the business combination to become a related person; or

•                                          has approved the business combination; or

(2)                                 the business combination is either a “reorganization” or a business combination in which Protective is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the business combination by holders of the common stock of Protective other than the related person is not less than the highest per share price, with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, paid by such related person in acquiring any holdings of Protective’s common stock either in or subsequent to the transaction or series of transactions by reason of which the related person became a related person.

Protective’s certificate of incorporation contains the following definitions:

“Business combination” means:

•                  any reorganization of Protective or a subsidiary of Protective with or into a related person;

•                  any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any “substantial part” of the assets either of Protective or of a subsidiary of Protective, or both, to a related person;

•                  any reorganization of a related person with or into Protective or a subsidiary of Protective;

•                  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to Protective or a subsidiary of Protective;

•                  the issuance of any securities of Protective or any subsidiary of Protective to a related person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock;

•                  any reclassification of Protective’s securities, including any reverse stock split, or any other recapitalization that would have the effect of increasing the voting power of a related person; and

•                  any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of business combination.

For purposes of Protective’s certificate of incorporation, “continuing director” means a director who was a member of the Board of Directors of Protective immediately prior to the time such related person became a related person.

“Substantial part” means more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the continuing directors as of the end of its most recent fiscal year ending prior to the time the determination is being made.

“Reorganization” is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, in the case of a subsidiary of Protective, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

Under the certificate of incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the certificate of incorporation relating to business combinations with a related person requires the affirmative vote of the holders of at least 80 percent of Protective’s voting stock and the holders of at least 67 percent of Protective’s voting stock held by holders other than such related person.

Delaware Business Combination Statute.  As a Delaware corporation, Protective is subject to Section 203 of the Delaware General Corporation Law, unless Protective elects in its certificate of incorporation not to be governed by the provisions of Section 203. Protective has not made that election. Section 203 can affect the ability of an “interested stockholder” of Protective to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Protective, for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (b) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Certain Limitations on Dividends and Other Payments

Under the terms of Protective’s 6 1/8% Subordinated Debentures due 2034, 6.25% Subordinated Debentures due 2042 and 6.00% Subordinated Debentures due 2042, Protective has the right to extend the interest payment period with respect to each such series of debentures.  During any such extended interest period, or at any time during which there is an uncured default or event of default (as defined in the subordinated indenture, see “Description of Debt Securities—Events of Default, Notice and Certain Rights on Default”) under any such series of debentures, Protective is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or making any guarantee payments with respect to the foregoing, with certain limited exceptions.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

Protective may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. Protective may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

Protective will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between Protective and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever Protective redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which the holders of depositary shares are entitled to vote, or of any request for instructions or directions from the holders of depositary shares, the depositary will mail to such holders the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Protective will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from the holders of depositary shares.

Amendment and Termination of the Deposit Agreement

Protective and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•                                          all outstanding depositary shares have been redeemed;

•                                          if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•                                          there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of Protective, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Protective notice of its election to do so. Protective also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Protective must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

Protective will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Protective will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from Protective which are delivered to the depositary and which Protective is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither Protective nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither Protective nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Protective and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Protective and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase debt securities, common stock, preferred stock or other securities described in this prospectus, or any combination of these securities. Warrants may be issued by us independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into by us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•                                          the title and the aggregate number of warrants;

•                                          the price or prices at which the warrants will be issued;

•                                          the currency or currencies investors may use to pay for the warrants;

•                                          the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•                                          the price or prices at which the warrants are exercisable;

•                                          the currency or currencies, including composite currencies, in which the warrants are exercisable;

•                                          the date or dates on which the right to exercise the warrants commence and expire;

•                                          whether the warrants will be issued in registered form or bearer form;

•                                          information with respect to book-entry procedures, if any;

•                                          if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•                                          if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•                                          if applicable, a discussion of material United States federal income tax considerations;

•                                          the terms of any mandatory or optional call provisions;

•                                          the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•                                          the identity of the warrant agent;

•                                          the periods during which and places at which such warrants are exercisable;

•                                          the exchanges, if any, on which such warrants may be listed;

•                                          the procedures and conditions relating to the exercise of the warrants; and

•                                          any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

The declarations of trust of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII authorize each trust to issue one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of subordinated debt securities issued by Protective. The subordinated debt securities will be held in trust by the trust’s institutional trustee for the benefit of the holders of such preferred and common securities. The declarations of trust have been qualified as indentures under the Trust Indenture Act. The institutional trustee for each trust, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the preferred securities, to be issued by each trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement. The prospectus supplement relating to the preferred securities of the applicable trust will provide specific terms, including:

•                  the distinctive designation of such preferred securities;

•                  the number of preferred securities issued by such trust;

•                  the annual distribution rate (or method of determining such rate) for preferred securities issued by such trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such preferred securities shall be payable on a quarterly basis to holders of such preferred securities as of a record date in each quarter during which such preferred securities are outstanding;

•                  whether distributions on preferred securities issued by such trust shall be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by such trust shall be cumulative;

•                  the amount or amounts which shall be paid out of the assets of such trust to the holders of preferred securities of such trust upon voluntary or involuntary dissolution, winding-up or termination of such trust;

•                  the obligation, if any, of such trust to purchase or redeem preferred securities issued by such trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among Protective and the underwriters based on, among other factors, redemption prices of securities similar to the preferred securities and market conditions generally);

•                  the voting rights, if any, of preferred securities issued by such trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by PLC Capital Trusts VI, VII or VIII, or of all, as a condition to specified action or amendments to the declaration of trust of such trust;

•                  the terms and conditions, if any, upon which Protective’s subordinated debt securities may be distributed to holders of preferred securities;

•                  if applicable, any securities exchange upon which the preferred securities shall be listed; and

•                  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such trust not inconsistent with the declaration of trust of such trust or with applicable law.

All preferred securities will be guaranteed by Protective to the extent set forth below under “Description of the Trust Preferred Securities Guarantees.” The guarantee of Protective, when taken together with Protective’s obligations under its subordinated debt securities and the relevant supplemental indenture, and its obligations under each declaration of trust, including obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to preferred securities and common securities, would provide a full and unconditional guarantee of amounts due on preferred securities issued by the trusts. The prospectus supplement will describe any United States federal income tax considerations applicable to any offering of preferred securities.

In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by a trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. All of the common securities of each trust will be directly or indirectly owned by Protective.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the declaration of trust of PLC Capital Trust VI, PLC Capital Trust VII or PLC Capital Trust VIII, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related subordinated debt securities of Protective against Protective.

Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•                  direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

•                  direct the exercise of any trust or power that the institutional trustee holds under the declaration of trust, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of Protective’s subordinated debt securities.

If such a default occurs and the event is attributable to Protective’s failure to pay interest or principal on the subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of subordinated debt securities. Protective will be subrogated to the holder’s rights under the applicable declaration of trust to the extent of any payment it makes to the holder in connection with such a direct action.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the guarantees which will be executed and delivered by Protective for the benefit of the holders from time to time of preferred securities issued by the trusts. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each guarantee will be those set forth in such guarantee and those made part of such guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement which includes this prospectus, and the Trust Indenture Act. Each guarantee will be held by the trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

Pursuant to each guarantee, Protective will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by PLC Capital Trusts VI, VII or VIII, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert:

•                  any accrued and unpaid distributions which are required to be paid on such preferred securities, to the extent such trust shall have funds available;

•                  the redemption price, and all accrued and unpaid distributions to the date of redemption (the “Redemption Price”) to the extent such trust has funds available with respect to any preferred securities called for redemption by such trust; and

•      upon a voluntary or involuntary dissolution, winding-up or termination of such trust (other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

(1)                                 the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, to the extent such trust has funds available; and

(2)                                 the amount of assets of such trust remaining available for distribution to holders of such preferred securities in liquidation of such trust.

Protective’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the company to the holders of preferred securities or by causing the applicable trust to pay such amounts to such holders.

Each guarantee will be a guarantee with respect to the preferred securities issued by the applicable trust, but will not apply to any payment of distributions except to the extent such trust shall have funds available therefore. If Protective does not make interest payments on the subordinated debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefore. The guarantee, when taken together with Protective’s obligations under the subordinated debt securities, the subordinated indenture, and the declaration of trust will provide a full and unconditional guarantee on a subordinated basis by Protective of payments due on the trust preferred securities.

Protective will also agree separately, through the guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the subordinated debt securities indenture, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

In each guarantee, Protective will covenant that, so long as any preferred securities issued by the applicable trust remain outstanding, if any event that would constitute an event of default under such guarantee or the declaration of such trust has occurred, then:

•                  Protective shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, other than:

(1)                                 purchases or acquisitions of shares of its common stock in connection with the satisfaction by Protective of its obligations under any employee benefit plans or the satisfaction by Protective of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock;

(2)                                 as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Protective capital stock for another class or series of Protective capital stock; and

(3)                                 the purchase of fractional interests in shares of Protective capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective capital stock or the security being converted or exchanged;

•                  Protective shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective which rank equally with or junior to the related subordinated debt securities of Protective; and

•                  Protective shall not make any guarantee payments with respect to the foregoing, other than pursuant to a guarantee of preferred securities or common securities, or Protective’s guarantees with respect to PLC Capital Trust V’s 6 1/8% Trust Originated Preferred Securities and Common Securities.

Modification of the Preferred Securities Guarantees; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of preferred securities, in which case no vote will be required, each guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities issued by the applicable trust. All guarantees and agreements contained in a guarantee shall bind the successors, assigns, receivers, trustees and representatives of Protective and shall inure to the benefit of the holders of the preferred securities of the applicable trust then outstanding.

Termination

Each guarantee will terminate as to the preferred securities issued by the applicable trust:

•                  upon full payment of the redemption price of all preferred securities of such trust;

•                  upon distribution of the subordinated debt securities held by such trust to the holders of the preferred securities of such trust; or

•                  upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust.

Events of Default

An event of default under a guarantee will occur upon the failure of Protective to perform any of its payment or other obligations thereunder.

The holders of a majority in liquidation amount of the preferred securities to which such guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the trustee under such guarantee. If the trustee fails to enforce such guarantee, any holder of preferred securities to which such guarantee relates may institute a legal proceeding directly against Protective to enforce such holder’s rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the trustee or any other person or entity. Notwithstanding the foregoing, if Protective has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against Protective for enforcement of the guarantee for such payment. Protective waives any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against Protective.

Status of the Preferred Securities Guarantees

The guarantees will constitute unsecured obligations of Protective and will rank as follows:

•                  subordinate and junior in right of payment to all present and future senior indebtedness, as such term is defined in Protective’s subordinated indenture, see “Description of Debt Securities of Protective—Subordination under the Subordinated Indenture;”

•                  equally with:

(1)                                 Protective’s guarantees with respect to the common securities of PLC Capital Trusts VI, VII and VIII;

(2)                                 subordinated debt securities, see “Description of Debt Securities—Subordination under the Subordinated Indenture;”

(3)                                 Protective’s guarantee of PLC Capital Trust V’s 6 1/8% Trust Originated Preferred Securities;

(4)                                 Protective’s guarantee of PLC Capital Trust V’s 6 1/8% Trust Originated Common Securities;

(5)                                 Protective’s 6 1/8% Subordinated Debentures, due January 27, 2034;

(6)                                 Protective’s 6.25% Subordinated Debentures, due May 15, 2042;

(7)                                 Protective’s 6.00% Subordinated Debentures, due September 1, 2042 and

(8)                                 any other liabilities or obligations that may have equal ranking by their terms; and

•                  senior to Protective’s common stock, the most senior preferred or preference stock now or hereafter issued by Protective and with any guarantee now or hereafter entered into by Protective in respect to any preferred or preference stock of any affiliate of Protective.

The terms of the preferred securities provide that each holder of preferred securities issued by the applicable trust by acceptance thereof agrees to the subordination provisions and other terms of the guarantee relating thereto.

The guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

The trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES

AND THE TRUST PREFERRED SECURITIES GUARANTEES

As set forth in the declarations of trust, the sole purpose of PLC Capital Trusts VI, VII, and VIII is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in Protective’s subordinated debt securities.

As long as payments of interest and other payments are made when due on the subordinated debt securities held by the trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•                  the aggregate principal amount of such subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•                  the interest rate and the interest and other payment dates on such subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•                  Protective shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•                  the declaration of trust of each trust further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions (to the extent funds therefore are available) and other payments due on the preferred securities (to the extent funds therefore are available) are guaranteed by Protective as and to the extent set forth under “Description of the Trust Preferred Securities Guarantees.” If Protective does not make interest payments on the subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the guarantee will not apply, since the guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that Protective has made a payment of interest or principal on the subordinated debt securities held by the applicable trust as its sole asset. However, the guarantee, when taken together with Protective’s obligations under the subordinated debt securities and the subordinated indenture and its obligations under the declaration of trust, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by Protective of amounts due on the preferred securities.

If Protective fails to make interest or other payments on the subordinated debt securities when due, taking account of any extension period, the declarations of trust provide a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the institutional trustee to enforce its rights under the subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the subordinated debt securities. In connection with such direct action, Protective will be subrogated to the rights of such holder of preferred securities under the declaration of trust to the extent of any payment made by Protective to such holder of preferred securities in such direct action. Protective, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If Protective fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against Protective to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

Protective and each of PLC Capital Trusts VI, VII and VIII believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective on a subordinated basis of payments due on the preferred securities. See “Description of the Trust Preferred Securities Guarantees—General.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS

Protective may issue stock purchase contracts, representing contracts obligating holders to purchase from Protective, and Protective to sell to the holders, a specified number of shares of Protective’s common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and debt securities of Protective or preferred securities of PLC Capital Trusts VI, VII or VIII or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the purchase contracts. The stock purchase contracts may require Protective to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units of securities consisting of two or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to unit agreements or other documents to be issued by us. A holder of units should read the particular terms of the unit agreement and/or other documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

Protective may sell any of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units, and PLC Capital Trusts VI, VII or VIII may sell any of the trust preferred securities, being offered hereby in any one or more of the following ways from time to time:

•                  through agents;

•                  to or through underwriters;

•                  through dealers; and

•                  directly by Protective or the trusts, as the case may be, to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Agents designated by Protective or the trusts may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by Protective or the trusts to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, Protective and/or the trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities, Protective or the trusts will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Protective or the trusts may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

Agents, underwriters and dealers may be entitled under relevant agreements with Protective and/or the trusts to indemnification by Protective and/or the trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Protective may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units and the trusts may elect to list any series of preferred securities, on an exchange, but neither Protective nor the trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective and its subsidiaries (including the trusts) in the ordinary course of business.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for Protective or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with Protective or the trusts and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with Protective, Protective and/or the trusts may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for Protective and its subsidiaries (including the trusts) in the ordinary course of business.

If so indicated in the applicable prospectus supplement, Protective or the trusts may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from Protective or the trusts, at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by Protective.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII will be passed upon for Protective and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts.  Unless otherwise indicated in the applicable prospectus supplement, Deborah J. Long, Executive Vice President, Secretary and General Counsel for the Company, will issue an opinion about the legality of the common stock issued by Protective, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of Protective under the laws of the State of Alabama and the Delaware General Corporation Law, and Maynard, Cooper & Gale, P.C., counsel to Protective, will issue an opinion about the legality of the debt securities, preferred securities guarantees, depositary shares, warrants, purchase contracts and units of Protective under the laws of the State of New York.  Ms. Long receives a salary and certain equity and non-equity incentive compensation from Protective, participates in certain employee benefit plans of Protective and beneficially owns shares of Protective’s common stock (representing less than 1.0% of the total number of shares of Protective’s common stock outstanding).  Members of Maynard, Cooper & Gale, P.C. own securities of Protective representing, on an aggregate basis, less than 1.0% of the total number of shares of Protective’s common stock outstanding.

EXPERTS

The consolidated financial statements and related financial statement schedules for Protective and management’s assessment of the effectiveness of Protective’s internal control over financial reporting (which is included in Management’s Report on Internal Controls Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the exclusion of MONY Life Insurance Company (“MONY”) and the internal controls relating to the administrative systems and processes being provided by third parties for the blocks of life and health business reinsured from MONY Life Insurance Company of America from our audit of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses to be incurred by Protective in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions, are set forth in the following table. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.

Securities and Exchange Commission registration fee	$ *
Rating agency fees	**
Trustees’ fees and expenses	**
Printing and engraving expenses	**
Accountant’s fees and expenses	**
Legal fees and expenses	**
Miscellaneous expenses	**
Total	$ **

*                              The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee for the securities offered by this prospectus.

**                       Estimated expenses are not presently known.  The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers.

Section 6.5 of Article VI of Protective’s certificate of incorporation provides that Protective shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective or was serving at the request of Protective as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans.

Protective is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective) by reason of the fact that such person is or was an officer or director of Protective, or is or was serving at the request of Protective as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective may indemnify any such person against expenses (including attorneys’ fees) in an action by or in the right of Protective under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

Policies of insurance are maintained by Protective under which directors and officers of Protective are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Protective’s certificate of incorporation also provides that no director shall be personally liable to Protective or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director’s duty of loyalty to Protective or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Protective has entered into indemnity agreements with each of its current directors that provide, among other things and subject to certain limitations, a contractual right to indemnification to the fullest extent permissible under the law. Protective has agreements with certain of its officers providing up to $10 million in indemnification. These obligations are in addition to the customary obligation to indemnify officers and directors contained in Protective’s certificate of incorporation.

Protective, as sponsor, has agreed in the forms of amended and restated declaration of trust of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII to (i) reimburse the trustees of each trust for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the trustees and any of the officers, directors, employees and agents of the trustees (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of, or are imposed upon, or asserted at any time against, such Indemnified Persons with respect to the performance of the declarations of trust, the creation, operation or termination of a trust or the transactions contemplated thereby; provided, however, that we shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct or bad faith.  Additionally, we shall not be required to indemnify the institutional trustee in the case of ordinary negligence of such Indemnified Person, and, further, we shall not be required to indemnify the Delaware trustee in the case of gross negligence of such Indemnified Person.

Item 16. Exhibits.

Exhibit Number	Description
1(a)	Form of underwriting agreement for offering of trust preferred securities.*
1(b)	Form of underwriting agreement for offering of senior debt securities.*
1(c)	Form of underwriting agreement for offering of subordinated debt securities.*
1(d)	Form of underwriting agreement for offering of common stock.*
1(e)	Form of underwriting agreement for offering of stock purchase contracts.*
1(f)	Form of underwriting agreement for offering of preferred stock.*
1(g)	Form of underwriting agreement for offering of warrants.*
1(h)	Form of underwriting agreement for offering of units.*
4(a)

1998 Restated Certificate of Incorporation of Protective (incorporated by reference to Exhibit 3(a) to Protective’s Annual Report on Form 10-K/A for the year ended December 31, 1998, filed March 31, 1999 (No. 001-12332)).

4(b)	Amended and Restated Bylaws of Protective Adopted on February 25, 2013 (As Restated to Incorporate the June 3, 2014 Amendment Thereto).**
4(c)

Senior Indenture, dated as of June 1, 1994, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g) to Protective’s Current Report on Form 8-K filed July 1, 1994 (No. 33-52831)).

4(d)

Supplemental Indenture No. 1, dated as of July 1, 1994, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(1) to Protective’s Current Report on Form 8-K filed July 1, 1994 (No. 001-12332)).

4(e)

Supplemental Indenture No. 2, dated as of August 1, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(2) to Protective’s Current Report on Form 8-K filed August 7, 1996 (No. 001-12332)).

4(f)

Supplemental Indenture No. 3, dated as of September 15, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective’s Current Report on Form 8-K filed September 20, 1996 (No. 001-12332)).

4(g)

Supplemental Indenture No. 4, dated as of November 15, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective’s Current Report on Form 8-K filed November 22, 1996 (No. 001-12332)).

4(h)

Supplemental Indenture No. 5, dated as of December 1, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective’s Current Report on Form 8-K filed December 6, 1996 (No. 001-12332)).

4(i)

Supplemental Indenture No. 6, dated as of March 20, 2000, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.4 to Protective’s Current Report on Form 8-K filed on March 24, 2000 (No. 001-12332)).

4(j)

Supplemental Indenture No. 7, dated as of December 14, 2000, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to Protective’s Current Report on Form 8-K filed on December 21, 2000 (No. 001-12332)).

4(k)

Supplemental Indenture No. 8, dated as of February 28, 2001, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to Protective’s Current Report on Form 8-K filed on February 28, 2001 (No. 001-12332)).

4(l)

Supplemental Indenture No. 9, dated as of May 23, 2003, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to Protective’s Current Report on Form 8-K filed on May 23, 2003 (No. 001-12332)).

4(m)

Supplemental Indenture No. 10, dated as of October 21, 2004, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to Protective’s Current Report on Form 8-K filed on October 21, 2004 (No. 001-11339)).

4(n)

Supplemental Indenture No. 11, dated as of December 11, 2007, between Protective and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Protective’s Current Report on Form 8-K filed on December 7, 2007 (No. 001-11339)).

4(o)

Supplemental Indenture No. 12, dated as of October 9, 2009, between Protective and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Protective’s Current Report on Form 8-K filed on October 9, 2009 (No. 001-11339)).

4(p)

Supplemental Indenture No. 13, dated as of October 9, 2009, between Protective and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to Protective’s Current Report on Form 8-K filed on October 9, 2009 (No. 001-11339)).

4(q)

Supplemental Indenture No. 14, dated as of October 9, 2009, between Protective and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Protective’s Current Report on Form 8-K filed on October 9, 2009 (No. 001-11339)).

4(r)

Subordinated Indenture, dated as of June 1, 1994, between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h) to Protective’s Current Report on Form 8-K filed June 17, 1994 (No. 001-12332)).

4(s)

Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h)(1) to Protective’s Current Report on Form 8-K filed on June 17, 1994 (No. 000-09924)).

4(t)

Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(l) to Protective’s Registration Statement on Form S-3 filed on August 12, 1994 (No. 33-55063)).

4(u)

Supplemental Indenture No. 3, dated as of April 29, 1997, to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(g) to Protective’s Registration Statement on Form S-3/A filed on April 21, 1997 (No. 333-25027)).

4(v)

Supplemental Indenture No. 4, dated as of November 20, 1997, to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(m) to Protective’s Current Report on Form 8-K filed on December 5, 1997) (No. 001-12332)).

4(w)

Supplemental Indenture No. 5, dated as of August 22, 2001, to the Subordinated Indenture between Protective and The Bank of New York, as Successor to AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4.3 to Protective’s Current Report on Form 8-K filed on August 23, 2001 (No. 001-12332)).

4(x)

Supplemental Indenture No. 6, dated as of September 25, 2002, to the Subordinated Indenture between Protective and The Bank of New York, as Successor to AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4.3 to Protective’s Current Report on Form 8-K filed on September 27, 2002 (No. 001-12332)).

4(y)

Supplemental Indenture No. 7, dated as of January 27, 2004, to the Subordinated Indenture between Protective and The Bank of New York, as successor trustee (incorporated by reference to Exhibit 4.3 to Protective’s Current Report on Form 8-K filed on January 28, 2004 (No. 001-11339)).

4(z)

Supplemental Indenture No. 8 dated as of July 3, 2006, to the Subordinated Indenture between Protective and The Bank of New York, as successor to AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(ss) to Protective’s Current Report on Form 8-K filed on July 3, 2006 (No. 001-11339)).

4(aa)

Supplemental Indenture No. 9 dated as of May 18, 2012, to the Subordinated Indenture between Protective and The Bank of New York Mellon Trust Company, N.A., as successor to AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4.2 to Protective’s Current Report on Form 8-K/A filed on May 21, 2012 (No. 001-11339)).

4(bb)

Supplemental Indenture No. 10 dated as of August 20, 2012, to the Subordinated Indenture between Protective and The Bank of New York Mellon Trust Company, N.A., as successor to AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4.2 to Protective’s Current Report on Form 8-K filed on August 20, 2012 (No. 001-11339)).

4(cc)

Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust VI (incorporated by reference to Exhibit 4(t) to Protective’s Registration Statement on Form S-3 filed on May 5, 2003 (No. 333-105003)).

4(dd)

Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust VII (incorporated by reference to Exhibit 4(w) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(ee)

Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust VIII (incorporated by reference to Exhibit 4(x) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(ff)	Form of Preferred Security Certificate of PLC Capital Trust VI (included in Exhibit 4(ccc)).
4(gg)	Form of Preferred Security Certificate of PLC Capital Trust VII (included in Exhibit 4(ddd)).
4(hh)	Form of Preferred Security Certificate of PLC Capital Trust VIII (included in Exhibit 4(eee)).
4(ii)	Form of Subordinated Debt Security relating to PLC Capital Trust VI (included in Exhibit 4(cc)).
4(jj)	Form of Subordinated Debt Security relating to PLC Capital Trust VII (included in Exhibit 4(dd).
4(kk)	Form of Subordinated Debt Security relating to PLC Capital Trust VIII (included in Exhibit 4(ee)).
4(ll)

Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust VI (incorporated by reference to Exhibit 4(z) to Protective’s Registration Statement on Form S-3 filed on May 5, 2003 (No. 333-105003)).

4(mm)

Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust VII (incorporated by reference to Exhibit 4(ff) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(nn)

Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust VIII (incorporated by reference to Exhibit 4(gg) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(oo)	Form of Stock Purchase Contract (including form of related security certificate).*
4(pp)	Form of Pledge Agreement.*
4(qq)	Form of Deposit Agreement.*
4(rr)	Form of Depositary Receipt (included in Exhibit 4(qq).*
4(ss)	Form of Warrant Agreement.*
4(tt)	Form of Warrant Certificate.*
4(uu)	Form of Unit Agreement.*
4(vv)	Form of Unit Certificate.*
4(ww)

Certificate of Trust of PLC Capital Trust VI, dated as of December 26, 2002 (incorporated by reference to Exhibit 4(dd) to Protective’s Registration Statement on Form S-3 filed on May 5, 2003 (No. 333-105003)).

4(xx)

Certificate of Trust of PLC Capital Trust VII, dated as of December 13, 2004 (incorporated by reference to Exhibit 4(kk) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(yy)

Certificate of Trust of PLC Capital Trust VIII, dated as of December 13, 2004 (incorporated by reference to Exhibit 4(ll) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(zz)

Declaration of Trust of PLC Capital Trust VI, dated as of December 26, 2002 (incorporated by reference to Exhibit 4(ff) to Protective’s Registration Statement on Form S-3 filed on May 5, 2003 (No. 333-105003)).

4(aaa)

Declaration of Trust of PLC Capital Trust VII, dated as of December 13, 2004 (incorporated by reference to Exhibit 4(nn) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(bbb)

Declaration of Trust of PLC Capital Trust VIII, dated as of December 13, 2004 (incorporated by reference to Exhibit 4(oo) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(ccc)

Form of Amended and Restated Declaration of Trust of PLC Capital Trust VI (incorporated by reference to Exhibit 4(hh) to Protective’s Registration Statement on Form S-3 on May 5, 2003 (No. 333-105003)).

4(ddd)

Form of Amended and Restated Declaration of Trust of PLC Capital Trust VII (incorporated by reference to Exhibit 4(qq) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

4(eee)

Form of Amended and Restated Declaration of Trust of PLC Capital Trust VIII (incorporated by reference to Exhibit 4(rr) to Protective’s Registration Statement on Form S-3 filed on December 30, 2004 (No. 333-121791)).

5(a)

Opinion of Deborah J. Long, Esq., Executive Vice President, Secretary and General Counsel, as counsel to Protective and the PLC Capital Trusts, as to the legality of certain of the Offered Securities.**

5(b)	Opinion of Maynard, Cooper & Gale, P.C., as counsel to Protective, as to the legality of certain of the Offered Securities.**
5(c)	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the PLC Capital Trusts, as to the legality of certain of the Offered Securities.**
8	Opinion of Counsel, if required, as to certain tax matters.*
12	Computation of Ratios of Consolidated Earnings to Fixed Charges.**
23(a)	Consent of PricewaterhouseCoopers LLP.**

23(b)	Consent of Deborah J. Long, Esq. (included in Exhibit 5(a)).**
23(c)	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5(b)).**
23(d)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(c)).**
23(e)	Consent of Counsel (included in Exhibit 8).
24	Powers of Attorney of Board of Directors of Protective.**
25(a)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. as Trustee under the Senior Indenture.**
25(b)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. as Trustee under the Subordinated Indenture.**
25(c)

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective for the benefit of the holders of Preferred Securities of PLC Capital Trust VI.**

25(d)

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective for the benefit of the holders of Preferred Securities of PLC Capital Trust VII.**

25(e)

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective for the benefit of the holders of the Preferred Securities of PLC Capital Trust VIII.**

25(f)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust VI.**
25(g)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust VII.**
25(h)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust VIII.**

*                                         To be filed by post-effective amendment or as an exhibit to a subsequent Current Report on Form 8-K or Quarterly Report on Form 10-Q and incorporated herein by reference, if applicable.

**                                  Filed herewith.

Item 17. Undertakings.

(a) Rule 415 Offering.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Protective’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Protective Life Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 2014.

PROTECTIVE LIFE CORPORATION
(Registrant)

By:	/s/ JOHN D. JOHNS
Name: John D. Johns
Title: Chairman of the Board, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Protective Life Corporation and on the dates indicated:

Signatures	Title	Date
/s/ JOHN D. JOHNS	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
John D. Johns		July 8, 2014

/s/ RICHARD J. BIELEN	Vice Chairman and Chief Financial Officer (Principal Financial Officer)
Richard J. Bielen		July 8, 2014

/s/ STEVEN G. WALKER	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Steven G. Walker		July 8, 2014

*	Director
Robert O. Burton

*	Director
Elaine L. Chao

*	Director
Thomas L. Hamby

*	Director
Vanessa Leonard

*	Director
Charles D. McCrary

*	Director
John J. McMahon, Jr.

*	Director
Hans H. Miller

*	Director
Malcolm Portera

*	Director
C. Dowd Ritter

*	Director
Jesse J. Spikes

*	Director
William A. Terry

*	Director
W. Michael Warren, Jr.

*	Director
Vanessa Wilson

*By:	/s/ RICHARD J. BIELEN
	Name: Richard J. Bielen	July 8, 2014
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 2014.

PLC CAPITAL TRUST VI
(Registrant)

By:	/s/ RICHARD J. BIELEN
Name:	Richard J. Bielen
Title:	Regular Trustee

By:	/s/ STEVEN G. WALKER
Name:	Steven G. Walker
Title:	Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 2014.

PLC CAPITAL TRUST VII
(Registrant)

By:	/s/ RICHARD J. BIELEN
Name:	Richard J. Bielen
Title:	Regular Trustee

By:	/s/ STEVEN G. WALKER
Name:	Steven G. Walker
Title:	Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 8, 2014.

PLC CAPITAL TRUST VIII
(Registrant)

By:	/s/ RICHARD J. BIELEN
Name:	Richard J. Bielen
Title:	Regular Trustee

By:	/s/ STEVEN G. WALKER
Name:	Steven G. Walker
Title:	Regular Trustee